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CUSIP NO.   88554W104                    13G                PAGE 9  OF 9  PAGES
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                                                                       EXHIBIT 1

                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13 need be filed with respect to the ownership by each of the undersigned of shares of stock of 3-Dimensional Pharmaceuticals, Inc.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         EXECUTED this 8th day of August, 2001.


ABINGWORTH BIOVENTURES SICAV, IN LIQUIDATION

By:      /s/ M.-Rose DOCK
         ---------------------------------
         Name: M.-Rose DOCK

Title:   Liquidator
         ---------------------------------

By:      /s/ Genevieve Blauen
         ---------------------------------
         Name:  Genevieve Blauen

Title:   Company Secretary
         ---------------------------------


ABINGWORTH BIOVENTURES III A L.P.


By:      Abingworth Management Limited, its Manager

By:      /s/ James Abell
         ---------------------------------
         Name: James Abell
Title:   Executive Director


ABINGWORTH BIOVENTURES III B L.P.

By:      Abingworth Management Limited, its Manager

By:      /s/ James Abell
         ----------------------------------
         Name: James Abell
Title:   Executive Director